SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                              April 19, 2006
                              --------------
                              Date of Report
                    (Date of earliest event reported)


                          Reflect Scientific, Inc.
                          ------------------------
           (Exact name of registrant as specified in its charter)



    UTAH                        000-31377                      87-0642556
    -----                       ---------                      ----------
(State or other           (Commission File Number)            (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)

                           970 Terra Bella Avenue
                       Mountain View, California 94043
                       -------------------------------
                   (Address of Principal Executive Offices)

                               (650) 960-0300
                               --------------
                       (Registrant's Telephone Number)

                                    N/A
                                    ---
        (Former Name or Former Address if changed Since Last Report)

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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01     Entry into a Material Definitive Agreement

     (a) Effective as of April 19, 2006, the Registrant ("Reflect," the "Company," "we," "our," "us" and words of similar import) entered into an Agreement and Plan of Merger (the "Merger Agreement" and the "Merger") among Reflect; Cryomastor Acquisition Corporation, a California corporation and wholly-owned subsidiary of Reflect ("Merger Subsidiary"); Cryomastor, Inc., a California company ("Cryomastor"); J F Dain & E L Dain CO - T Tee Dain Family Revocable Trust U/A Dated 12/17/2001 (the "Dain Trust") and Nicholas J. Henneman ("Henneman")(collectively, the "Cryomastor Shareholders"); and John
F. Dain, individually ("Dain"). Pursuant to the Merger Agreement, the Merger Subsidiary will merge with and into Cryomastor with Cryomastor being the surviving corporation and becoming a wholly-owned subsidiary of Reflect.

     Under the Merger Agreement, Reflect will

     1. Issue 3,000,000 shares of its common stock that are "restricted securities" as defined in Rule 144, with no registration rights to have these securities included in a registration statement filed with the United States Securities and Exchange Commission (51% or 1,530,000 shares to the Dain Trust and 49% or 1,470,000 shares to Henneman);

     2. Pay $700,000 to the Cryomastor Shareholders, pro rata, in accordance with their respective interests in Cryomastor (51% or $357,000 to the Dain Trust and 49% or $343,000 to Henneman);

     3. Advance $300,000 to be utilized for the operations of Cryomastor and to support the design, development and production of up to ten (10) production Cryomastor Systems units;

     4.   Pay the $300,000 debt of Cryomastor to Dain for the assignment of
U. S. Patent No. 6,804,976 B1, covering certain technology referred to herein as the "Cryomastor Systems," within ninety (90) days of the Closing;

     5. Execute and deliver Employment Agreements pursuant to which Dain, Henneman and Elizabeth L. Dain ("Ms. Dain") will become employees of Cryomastor; and

     6. Pay to the Cryomastor Shareholders 2.5% of the of the gross annual revenue earned by the Company or Cryomastor or any affiliated entity, in connection with the license, sale or other distribution of the Cryomastor Systems technology (the "Cryomastor Revenue"). The foregoing payment shall not be due or payable or accrue unless and until the aggregate Cryomastor Revenue for a fiscal year is projected to exceed, or actually exceeds, three million dollars ($3,000,000). The foregoing payment shall be paid in "restricted" shares of the Company's common stock, without registration rights, valued at the greater of (I) "Market Value" at the time of the accrual of the payment; or (ii) $1.80 per share. "Market Value" shall mean the average of the bid and asked prices of the Company's common stock on the OTC Bulletin Board or any other nationally recognized medium on which it is publicly traded on the date or dates when such percentage payments are due and payable. The maximum aggregate amount of shares issuable hereunder shall be two million (2,000,000) shares. Payments shall be paid on a quarterly basis (within thirty [30] days of the end of each quarter) based on projected Cryomastor Revenue (payments based on actual Cryomastor Revenue shall be paid in one lump sum within thirty [30] days of the end of the fiscal period in which they were earned). Portions of the payments so paid shall be adjusted to reconcile the actual Cryomastor Revenue within thirty (30) days of the end of the fiscal year in which they were paid.

     Further, Cryomastor's name will be changed to "Cryometrix, Inc."; and the directors and executive officers of Cryomastor will resign, and the directors and executive officers of Reflect, shall be designated as the directors and executive officers of Cryomastor.

     As a part of the execution and delivery of the Merger Agreement, Reflect shall have commenced the offer and sale of a minimum of $1,000,000 from the sale of 1,000,000 shares (the "Minimum Offering"), or a maximum of $1,500,000 from the sale of 1,500,000 shares (the "Maximum Offering") of its "restricted" common stock at a price of $1.00 per share to "accredited investors" as outlined in its Confidential Private Placement Offering Memorandum dated April 18, 2006, through the "best efforts" of Alpine Securities Corporation, a registered broker/dealer, or such other broker/dealers as Reflect shall engage for such offering. This is a condition precedent to the closing of the Merger; no assurance can be given that the Company will be successful in raising these funds or that there will be a closing of the Merger.

     The closing of the Merger Agreement is subject to the completion of the Minimum Offering on or before June 30, 2006. If the Minimum Offering is timely completed, there will be a closing of the Merger Agreement; unless there is a closing of the Merger Agreement, all funds will be returned to investors without any deduction therefrom or interest thereon, regardless of the achievement of the Minimum Offering.

     The Company's Board of Directors unanimously approved the Merger and related agreements. During the course of its deliberations regarding the Merger, the Board of Directors of the Company considered a number of factors relevant to the Merger, such as Cryomastor's business history, financial condition and intellectual property, the terms of the Merger, and historical information concerning Cryomastor's business, financial performance and condition, operations, technology, management and competitive position; and also considered a number of the Company's key needs, including, but not limited to:

  * the Company's desire to expand its services offerings, either through internal development or by licensing or acquiring complimentary or new technologies; and

  * the Company's desire to attract and retain talented technical personnel to compliment these new developments or technologies.

     The Company's Board of Directors also assessed the value of the Merger to the Company's shareholders in light of various factors and potential benefits of the Merger, including:

  *  the current intrinsic value of the combined companies;

  * strategic and financial advantages to the combined businesses that may result from the Merger, such as potential improvements in their ability to access financial markets and acquisition purposes;

  * potential for future appreciation of the Company's common stock;

  * potential risks associated with the Merger; and

  * the long-term interests of the Company and its shareholders;

  * information concerning the business prospects and potential operations and financial condition of the Company and Cryomastor, both individually and on a combined basis;

  * the terms of the Merger Agreement, including that the Merger will likely qualify as a tax free reorganization to the Company for federal income tax purposes;

  * projected relative ownership interests of the Company's shareholders and Cryomastor shareholders in the Company immediately following the Merger;

  *  the likelihood that the Merger would be consummated; and

  * The Company's desire to find an attractive candidate for a reorganization or merger that would be beneficial to it and its shareholders and provide products that current clients and customers would be interested in purchasing, as well as others.

     If there is a closing of the Merger, including Reflect's currently outstanding shares, the issuance of 3,000,000 shares pursuant to the Merger Agreement and 1,000,000 shares to the investors in the Minimum Offering, there are or will be on issuance, approximately 30,180,002 post-Merger Agreement outstanding shares of Reflect common stock.

     A copy of the Merger Agreement, including all material exhibits and related instruments, accompanies this Current Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference. See Item 9.01, Exhibit 2.1.

     As a part of the closing of the Merger, Reflect and Dain, Henneman and Ms. Dain will execute Employment Agreements (the "Employment Agreements").
The Employment Agreements will cover Dain, Henneman and Ms. Dain, in the
following positions: John F. Dain   Technical Director; Nicholas J. Henneman
Director of Manufacturing; and Elizabeth L. Dain, Manager, Sales and Marketing. The term of employment of each will be thirty-six months (36), with Dain and Henneman each to be paid $175,000 annually, in bi-weekly installments, and Ms. Dain to be paid $125,000, in bi-weekly installments. Each will devote their respective work efforts to the performance of the Employment Agreements; each will receive four (4) weeks vacation per year; and medical benefits for a period of twelve (12) months, after which, if the operations prove profitable, a co-pay plan will be adopted that will partially offset the employer's costs. There are non-competition provisions; provided, however, the All Temp Engineering business currently operated by the parties is not considered a competing business, so long as All Temp Engineering does not provide any products that compete with the products encompassed by U. S. Patent No. 6,804,974. The Company may terminate the Employment Agreements at any time without notice if an employee commits any material act of dishonesty, wrongfully discloses confidential information, is guilty of gross carelessness or misconduct, or unjustifiably neglects his or her duties under the Employment Agreements, or acts in any way that has a direct, substantial, and adverse effect on the Company's or Cryomastor's reputation. Further, the Company may terminate the Employment Agreements without cause after the first year of the term, if the business fails to attain its specific business goals, objectives or milestones as specified in it Business Plan and the Company's Board of Directors has determined that it should discontinue operations; otherwise, the Company may terminate any employee without cause after the first year of the term if the Company or Cryomastor pays severance in the amount of six (6) months salary. Copies of the Employment Agreements accompany this Current Report, which, by this reference, are incorporated herein; the foregoing summary is modified in its entirety by such reference. See Item 9.01, Exhibit 6.10 to Exhibit 2.1.

Item 9.01     Financial Statements and Exhibits.

  (c)(I) Registrant's Exhibits:

     Attached:
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     2.1       Agreement and Plan of Merger

                  Exhibit 5.4(b) Written Consent of Cryomastor and
                                 the Cryomastor Shareholders
                  Exhibit 5.4(c) Investment Letters
                  Exhibit 6.4(b) Consent of Directors of Reflect and
                                 Consent of Directors and Sole
                                 Stockholder of Merger Subsidiary
                  Exhibit 6.10   Employment Agreements
                  Exhibit 6.11   Interim Financing Documents

                                 SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        REFLECT SCIENTIFIC, INC.


Date:  4/25/2006                        /s/Kim Boyce
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                                        Kim Boyce
                                        President and Director

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